Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	HemaCare Corporation
Robert S. Chilton, Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  May 12, 2005

HEMACARE REPORTS FIRST QUARTER 2005 EARNINGS GROWTH

LOS ANGELES - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today announced first quarter 2005 results of operations.  Revenue for the quarter increased $347,000, or 5.2%, to $7,083,000 compared with $6,736,000 reported for the same period in 2004. Net income for the quarter was $276,000, or $0.03 per share basic and diluted representing a $30,000, or 12.2%, increase in earnings over the $246,000 reported in the first quarter of 2004.  With these results, the Company has reported six consecutive profitable quarters.

The improvement in revenue is due to a $774,000, or 16%, increase in blood products revenue over the first quarter of 2004.  This is primarily the result of increasing sales volumes at the Company’s ongoing centers which generated a $1,292,000, or 29.9%, increase in blood products revenue.  The growth in sales volumes is directly related to higher blood product collections and imports during the quarter compared to the first quarter of 2004.

Revenues from the blood services segment decreased by $427,000, or 22.6%, to $1,464,000 in the first quarter of 2005 from $1,891,000 in the same period of 2004. This decrease was mainly due to a 17.3% decrease in the number of therapeutic apheresis procedures performed through the Company’s ongoing operations during the quarter compared with the same quarter in 2004.

The first quarter 2005 results produced a gross profit of $1,465,000 compared with a gross profit of $1,431,000 for the same period in 2004.  The improvement in gross profit is attributable to a $410,000, or 52.1%, increase in gross profit for the blood products business segment compared with the first quarter of 2004.  This is

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offset by a $376,000, or 58.4%, decrease in gross profit reported in the quarter for the Company’s blood services segment compared with the same period in 2004.  The increase in gross profit for blood products is primarily attributable to higher sales volumes and an increase in the gross profit percentage to 21.3%, compared with 16.2% for the same period in 2004 due to increases in product prices and improved operational efficiencies realized from higher volumes.  Operational efficiencies resulting from higher volumes at the ongoing donor centers is one of the benefits from the current strategy to grow sales volume at existing facilities rather than from opening new donor centers.

Contrasting the performance of the blood products business unit, the blood services segment experienced a decline in the gross profit percentage to 18.3% in the first quarter of 2005, from 34.1% reported during the same period of 2004.  The decline in the gross profit percentage is partially attributable to the entry of a new competitor into the Company’s Southern California market for therapeutic apheresis services which impacted procedure volumes and underlying costs.  Due to increased competition for trained nurses, the Company has increased the compensation offered to attract and retain nurses.  Finally, the Company has also increased the number of staff and related expenses associated with the management of this business unit.

“This quarter represents our sixth consecutive quarter of profitability since the implementation of our restructuring plan,” commented Judi Irving, President and Chief Executive Officer.  “Our blood products business unit continues to show improving sales volumes and gross margins from our ongoing centers.  We were able to maintain profitability despite a decrease in revenue and gross margin in our blood services business segment.  Tremendous acceptance in the marketplace for our customized delivery of blood products and services has been possible through the efforts of our outstanding staff and management team.  We plan to continue to utilize the resources generated by our improved profitability to upgrade and enhance our infrastructure.”

HemaCare will be holding an interactive investor conference call on Thursday, May 12, 2005 at 1:00 PM (Eastern Daylight Time).  Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and CFO, will review the first quarter 2005 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare’s first quarter earnings conference call.  A recording will be available two hours following the call through midnight, May 21, 2005 that can be replayed by calling 800-642-1687, ID number 5928560.  A webcast of the conference call will also be available via our website (www.hemacare.com) after May 21, 2005.

ABOUT HEMACARE CORPORATION

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry in the U. S.  HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks.  The Company focuses on providing cost effective, high quality solutions to organizations with a need for blood-related products and services.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.)  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above.  You may also identify forward-looking statements by use of the words

“anticipates,” “expects,” “intends,” “plans” and variations and similar expressions.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation the Company’s need to successfully complete its operating plan to improve profit; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; increasing costs that the Company may not be able to pass on to customers because the market price for blood does not necessarily reflect the costs of collecting and processing it; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; its increasing reliance on outside laboratories; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the need to obtain services of qualified medical professionals; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environment risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in our stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

(Financial Table Follows)

HemaCare Corporation

Condensed Consolidated Data

(Unaudited)

Statements of Income

	Three Months Ended March 31,
	2005	2004

Revenues	$7,083,000	$6,736,000

Gross Profit	$1,465,000	$1,431,000

General and administrative expenses	$1,189,000	$1,185,000

Income before income taxes	$276,000	$246,000

Provision for income taxes	$—	$—

Net income	$276,000	$246,000

Basic earnings per share	$0.03	$0.03

Diluted earnings per share	$0.03	$0.03

Weighted average shares outstanding – basic	8,075,000	7,756,000

Weighted average shares outstanding - diluted	8,805,000	7,947,000

Balance Sheets

	March 31, 2005	December 31, 2004

Assets
Cash and cash equivalents	$2,051,000	$2,082,000
Other current assets	4,386,000	4,455,000
Non-current assets	2,690,000	2,807,000
Total assets	$9,127,000	$9,344,000

Liabilities and Shareholders’ Equity
Current liabilities	$3,026,000	$3,469,000
Long-term liabilities	639,000	708,000
Shareholders’ equity	5,462,000	5,167,000
Total liabilities and shareholders’ equity	$9,127,000	$9,344,000

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